Exhibit 10.30

                                December 12, 2001

                          FINANCIAL ADVISORY AGREEMENT

Mr. Bruce Parsons
EBIZ ENTERPRISES, INC.
Jones Business Systems, Inc.
13715 Murphy Rd., Suite D
Stafford, Texas  77477

Dear Mr. Parsons:

     This Financial Advisory Agreement (the "Agreement") shall serve to set forth the terms upon which First Financial Equity Corporation ("FFEC" or the "Financial Advisor") will render advisory services to EBIZ Enterprises, Inc. and Jones Business Systems, Inc. (collectively, the "Company"). On the basis of discussions held between FFEC and the Company's respective representatives, subject to the terms and conditions of Paragraph 9 hereafter, FFEC agrees to act as the Company's Financial Advisor to assist the Company in raising debtor-in-possession financing (the "DIP Financing") on a "best efforts" basis, pursuant to the following terms and conditions:

     1. TERMS OF THE DIP FINANCING.

          A. FFEC shall act as the Company's Financial Advisor relating to the proposed DIP Financing of the Company. Specifically, the Company proposes to raise approximately $1,100,000.00 of DIP Financing through the issuance of a new class of debt to a group of financially sophisticated persons who understand the risks involved in this type of financing transaction and can afford to lose their entire investment or institutions (the "Lender Group"). The parties agree that the DIP Financing shall have a minimum raise of $300,000.00 (the "Minimum Raise"). Until FFEC has successfully raised $300,000.00, all funds received by FFEC relating to the DIP Financing shall be held by FFEC in escrow for the Company and the individual members of the Lender Group and shall not be disbursed to the Company. The parties acknowledge and agree that the Chapter 11 Plan of Reorganization, which the Company expects to file in its pending Chapter 11 Bankruptcy Case (the "Plan"), may provide each member of the Lender Group with the right or option to exchange or convert that debt into equity. The ultimate terms of the DIP Financing will be determined by the Company and FFEC.
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EBIZ Enterprises, Inc.
December 12, 2001
Page 2


FFEC, as the Company's Financial Advisor, will market the DIP Financing on a best efforts basis;

          B. The DIP Financing will be structured to comply with Sections 364 and 1145 of the U.S. Bankruptcy Code and all applicable securities laws. It is the intent of the parties that the exemptions from certain securities regulations provided by 11 U.S.C ss.ss.364(f) & 1145(a), 15 U.S.C. ss.77(c) and any other available securities law exemptions shall be applicable to the DIP Financing. The DIP Financing will be sold through disclosure documents (an "Offering Circular") that comply with applicable securities and bankruptcy laws. The Financial Advisor will solicit a limited number of prospects to participate in the Lender Group who are financially sophisticated and understand the risks involved in this type of financing transaction; and

          C. FFEC and the Company expect that FFEC shall act as the agent for the Lender Group and, therefore, shall have continuing duties to the individual members of the Lender Group with respect to the property that shall serve as collateral for the DIP Financing and the debtor-creditor relationship between the Company and the Lender Group. The further terms and conditions between the Company, the Lender Group and FFEC, as the agent for the Lender Group, shall be set forth in a Pledge and Security Agreement and Appointment of Agent For Holders, separate Promissory Notes and a UCC-1 Financing Statement (the "DIP Financing Agreements"). The DIP Financing Agreements shall be subject to Bankruptcy Court approval.

     2. TERMS. Subject to Paragraph 3, the term of this Agreement shall be from the date of execution of this Agreement through the earlier of confirmation of the Plan or six months from the date of the Company's acceptance of this Agreement (the "Term"). The Term may be extended by mutual written agreement.

     3. TERMINATION. This Agreement may be terminated by either party upon written notice. In the event of termination, FFEC will be entitled to compensation (including any amounts deferred) payable to FFEC pursuant hereto as of the date of termination.

     4. COMPENSATION TO FFEC. Subject only to Bankruptcy Court approval of the amount of fees that shall be earned and which may become due and owing to FFEC hereunder, and the other terms and conditions of this Agreement, for assisting
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EBIZ Enterprises, Inc.
December 12, 2001
Page 3


in the DIP Financing and serving as the agent for the Lender Group, FFEC shall receive cash fees and warrants, upon the Effective Date of the Plan - as that term is defined in the Plan, with respect to the aggregate amount of funds from persons introduced by FFEC to the DIP Financing and actually loaned by the Lender Group to the Company (the "Loan Amount"), as follows:

          A. Cash fees equal to eight percent (8.0%) of the Loan Amount;

          B. An additional banking fee equal to two percent (2.0%) of the Loan Amount;

          C. Warrants to purchase such number of shares of the Company's common stock that shall equal ten percent (10.0%) of the aggregate number of shares of common stock actually issued to or to be issued to the Lender Group on the Effective Date of the Plan (the "DIP Warrants"); and,

          D. The Financial Advisor shall not be entitled to any compensation from the Company unless the amount of the Minimum Raise is actually met and loaned to the Company.

     The DIP Warrants will be exercisable at a price of $0.65 per Warrant. The terms of the DIP Warrants shall be set forth in a Warrant Agreement, in form and substance reasonably satisfactory to the Financial Advisor and the Company, which shall contain, without limitation, anti-dilution provisions and piggy-back registration rights. All Warrants issued to FFEC pursuant to the terms of this Agreement shall be exercisable for a period of three (3) years from the date of the closing of the DIP Financing.

     5. EXPENSES. The Company shall be responsible for the preparation of the Offering Circular, including legal fees, accounting, and printing expenses, as well as filing and registration fees, marketing expenses and background checks of senior management. The Company will reimburse the Financial Advisor, following notice and approval by the Bankruptcy Court, for its reasonable out-of-pocket expenses; provided, however, that FFEC obtain prior written permission for any expense in excess of $1,000.00 or aggregate expenses in excess of $2,500.00. FFEC will not charge for local telephone calls, local automobile expenses, or business meals, unless a representative of the Company is present. The Company will pay for courier and/or postage costs related to the mailing of materials to prospective investors or lenders, and for telephone conference calls.
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EBIZ Enterprises, Inc.
December 12, 2001
Page 4


     6. REPRESENTATIONS AND INDEMNIFICATION.

          A. Each party represents and warrants to the other that: (i) such party will not take or knowingly permit any action to be taken in connection with the DIP Financing which violates federal or state securities laws or any bankruptcy laws; and (ii) none of the information or statements provided by a party in the Offering Circular will violate the anti-fraud provisions of the Securities and Exchange Act of 1934 (recognizing that FFEC will only provide plan of distribution information);

          B. The Company represents, warrants and covenants that: (i) current Company management will continue in place after the DIP Financing until the earlier of the first meeting of the shareholders of the Reorganized Debtor following the Effective Date of the Plan, the date on which any member of current management may resign his or her position or the date on which any such person is terminated by the Company; (ii) the financial statements included in the Offering Circular will fairly reflect the financial condition of the Company and the results of its operations at the time and for the periods covered by such financial statements; and (iii) the Company has prepared and delivered to the Financial Advisor its most recent estimate of sales, earnings, and cash flow and agrees to update those estimates on a quarterly basis during the pendency of the DIP Financing;

          C. FFEC represents and warrants to the Company that: (i) it possesses all licenses or permits necessary to effect the DIP Financing; and (ii) it is a party to that certain Confidentiality and Non-Disclosure Agreement with the Company (the "Confidentiality Agreement") pursuant to which FFEC agreed to keep confidential and not disclose certain proprietary confidential information regarding the Company that the Company agreed to furnish to FFEC and acknowledges that such agreement is valid, binding on the parties and continues in full force and effect; and

          D. Each party agrees to indemnify and hold the other and its attorneys, accountants, agents, employees, officers and directors, free and harmless from any liability, cost and expense, including attorneys' fees and costs, in the event of a breach of any representation or warranty herein.
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EBIZ Enterprises, Inc.
December 12, 2001
Page 5


     7. SUCCESSORS AND ASSIGNS. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona.

     9. Conditions of Performance by FFEC. Notwithstanding anything on the contrary hereinabove set forth, the performance of the obligations of FFEC as provided in this Agreement is specifically subject to and conditioned upon the following:

          A. Successful completion of in-depth investigative procedures to be conducted by FFEC with respect to the Company, its operations and general performance, as well as its officers and directors, within thirty (30) days of the date hereof (commonly referred to as "due diligence" procedures);

          B. Results of due diligence procedures employed by FFEC satisfactory to FFEC in its sole determination; and

          C. Any necessary Bankruptcy Court approval.

     10. AMENDMENT. This Letter of Intent may be amended by mutual consent of both parties.

     11. CONFIDENTIALITY. FFEC shall maintain in confidence until disclosed publicly by the Company, any information, including projections prepared by or provided by the Company, and shall rigorously adhere to all of the terms of the previously executed Confidentiality Agreement.
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EBIZ Enterprises, Inc.
December 12, 2001
Page 6


     If this Agreement correctly sets forth our understanding, please so indicate by signing and returning the enclosed copy of this Agreement.

                                     Respectfully,

                                     FIRST FINANCIAL EQUITY
                                     CORPORATION


                                     By: /s/ George Fischer
                                         ---------------------------------------
                                         George Fischer, President


ACCEPTED AND AGREED:


this _______ day of  ________________, 2001.



EBIZ ENTERPRISES, INC.                JONES BUSINESS SYSTEMS, INC.


By: /s/ Bruce A. Parsons              By: /s/ Bruce A. Parsons
    ------------------------------        --------------------------------------
    Bruce Parsons, President              Bruce Parsons, President